SUNVALLEY SOLAR, INC.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

December 31, 2009 and 2008

SUNVALLEY SOLAR, INC.

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sunvalley Solar, Inc.

We have audited the accompanying balance sheet of Sunvalley Solar, Inc. as of December 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of Sunvalley Solar, Inc. as of December 31, 2008, were audited by other auditors whose report dated August 13, 2009 and expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Sunvalley Solar, Inc. as of December 31, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had losses from operations of $611,797 and accumulated deficit of $583,085, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
June 4, 2010

SUNVALLEY SOLAR, INC.
Balance Sheets

ASSETS	December 31,
	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$309,453	$367,218
Accounts receivable, net	295,278	50,448
Inventory	3,344,866	496,542
Deferred financing costs	-	26,500
Other receivables	65,378	5,009
Prepaid expenses and other current assets	1,527	249,264
Total current assets	4,016,502	1,194,981

PROPERTY AND EQUIPMENT, NET	56,853	63,657

OTHER ASSETS
Other assets	16,936	16,936
Total other assets	16,936	16,936

TOTAL ASSETS	$4,090,291	$1,275,574

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,405,207	$56,259
Accrued warranty	22,833	25,554
Current portion of long-term debt	8,178	-
Notes payable to related party	175,000	200,000
Customer deposits	93,555	112,206
Total current liabilities	3,704,773	394,019

LONG-TERM LIABILITIES
Notes payable	91,822	-
Total long-term liabilities	91,822	-

TOTAL LIABILITIES	3,796,595	394,019

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY

Common stock, no par value, 50,000,000 shares authorized, 18,987,000 and 19,137,000 shares issued and outstanding, respectively	876,781	876,781
Additional paid-in capital	-	-
Retained earnings (deficit)	(583,085)	4,774
Total Stockholders' Equity	293,696	881,555

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,090,291	$1,275,574

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Statements of Operations

	For the Years Ended December 31,
	2009	2008

REVENUES	$4,413,033	$2,635,091
COST OF SALES	3,804,925	2,078,602
GROSS PROFIT	608,108	556,489

OPERATING EXPENSES
Selling, general and administrative expenses	1,219,905	537,138

Total operating expenses	1,219,905	537,138

INCOME (LOSS) FROM OPERATIONS	(611,797)	19,351

OTHER INCOME (EXPENSES)
Interest income	-	-
Interest expense-related parties	-	-
Other income	40,000	-
Interest income (expense), net	(16,062)	(10,802)

Total other income (expenses)	23,938	(10,802)

INCOME (LOSS) BEFORE TAXES	(587,859)	8,549

Provision for income taxes	-	(3,775)

NET INCOME (LOSS)	$(587,859)	$4,774

INCOME (LOSS) PER SHARE
Basic and diluted	$(0.03)	$0.00
Diluted	$(0.02)	$0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted	19,014,123	19,532,891
Diluted	31,919,596	19,532,891

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Statements of Stockholders' Equity

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance at January 1, 2008	14,264,000	$792,754	$(166,220)	$626,534

Issuance of common stock for consulting services	3,246,000	55,247	-	55,247

Issuance of common stock for placement agent services	3,450,000	58,719	-	58,719

Repurchase and retirement of common stock	(2,510,000)	(452,000)	-	(452,000)

Issuance of common stock for cash, net of issuance costs	687,000	588,281	-	588,281

Reclassification of S Corporation accumulated deficit	-	(166,220)	166,220	-

Net income for the year ended December 31, 2008	-	-	4,774	4,774

Balance at December 31, 2008	19,137,000	876,781	4,774	881,555

Retirement of common stock	(150,000)	-	-	-

Net loss for the year ended December 31, 2009	-	-	(587,859)	(587,859)

Balance at December 31, 2009	18,987,000	$876,781	$(583,085)	$293,696

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Statements of Cash Flows

	For the Years Ended December 31,
	2009	2008

OPERATING ACTIVITIES:
Net income (loss)	$(587,859)	$4,774
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,355	11,007
Stock-based compensation	-	113,966
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(244,830)	(50,448)
(Increase) decrease in inventory	(2,848,324)	(321,583)
(Increase) decrease in prepaid expenses and other assets	247,737	(247,141)
(Increase) decrease in other receivable	(60,369)	1,588
(Increase) decrease in deferred financing costs	26,500	32,219
Increase (decrease) in accounts payable and accrued warranty expenses	3,346,227	(66,200)
Increase (decrease) in customer deposits	(18,651)	23,106

Net Cash (Used) in Operating Activities	(124,214)	(498,712)

INVESTING ACTIVITIES:
Purchase in property and equipment	(8,551)	(61,162)
Purchase of other assets	-	(2,930)

Net Cash (Used) in Investing Activities	(8,551)	(64,092)

FINANCING ACTIVITIES:
Proceeds from related party notes payable	285,000	1,163,000
Repayment of related party notes payable	(310,000)	(964,820)
Proceeds from notes payable	158,000	-
Repayments from notes payable	(58,000)	-
Proceeds from issuance of common stock, net	-	588,281
Repurchase of common stock	-	(452,000)
Collection of related party receivables	-	31,129

Net Cash Provided by Financing Activities	75,000	365,590

NET DECREASE IN CASH	(57,765)	(197,214)
CASH AT BEGINNING OF YEAR	367,218	564,432

CASH AT END OF YEAR	$309,453	367,218

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$8,021	$11,862
Income taxes	$-	$800

NON-CASH FINANCING ACTIVITIES
Common stock issued for accounts payable	$-	$55,247
Common stock issued for placement agent services	$-	$58,719

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 1:   ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization
Sunvalley Solar Inc. (the "Company"), formerly known as West Coast Solar Technologies Corporation, a California corporation, was incorporated on January 30, 2007 as a Subchapter S corporation. The Company was converted to a C corporation due to the revocation of its Subchapter S status in January 2008 as a result of the issuance of common stock to nonresident aliens.

Description of Business
The Company markets, sells, designs and installs solar panel for residential and commercial customers. The
Company primary market is in the state of California, however the Company may sell anywhere in the United States.

Going Concern
As reflected in the accompanying financial statements, the Company has experienced recurring losses from operations through December 31, 2009 and has an accumulated deficit of $583,085 as of December 31, 2009. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to raise additional operating capital through a private placement of the Company’s common stock. Management believes that with sufficient working capital the Company can produce sufficient sales to become cash flow positive and profitable which will allow it to continue as a going concern. There is no assurance that the Company will be successful in its plans.

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of the financial statements in conformity with generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made in preparing the financial statements include the allowance for doubtful accounts, sales returns, stock based compensation, inventory reserves, valuation allowances for property and equipment and intangible assets, deferred income tax valuation allowances and litigation. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
Cash equivalents are comprised of certain highly liquid investments with original maturities of three months or less when purchased.  The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits.  The Company has not experienced any losses related to this concentration of risk.

Accounts Receivable
The Company performs periodic credit evaluations of its customers’ financial condition and does not require collateral. Trade receivables generally are due in 30 days. Credit losses have consistently been within management’s expectations. An allowance for doubtful accounts is recorded when it is probable that all or a portion of trade receivables balance will not be collected. The Company’s allowance for doubtful accounts totals $44,680 and $-0-, as of December 31, 2009 and 2008.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is determined on an average cost basis; and the inventory is comprised of raw materials and finished goods. Raw materials consist of fittings and other components necessary to assemble the Company’s finished goods.  Finished goods consist of solar panels ready for installation and delivery to customers.

At each balance sheet date, the Company evaluates its ending inventory for excess quantities and obsolescence.  This evaluation includes an analysis of sales levels by product type.  Among other factors, the Company considers current product configurations, historical and forecasted demand, market conditions and product life cycles when determining the net realizable value of the inventory.  Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values.  Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory.  The Company’s reserve for excess and obsolete inventory amounted to $-0- and $-0- as of December 31, 2009 and 2008.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets.  The estimated useful lives used in determining depreciation are three to five years for tooling, five years for computers and vehicles, and five to seven years for furniture and equipment. Management evaluates useful lives regularly in order to determine recoverability taking into consideration current technological conditions.

Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed, and any resulting gain or loss is recorded. Fully depreciated assets are not removed from the accounts until physical disposition. The estimated useful lives are as follows:

Useful Life
Automobile	5 Years
Furniture	7 Years
Office Equipment	5 Years
Machinery	5 Years

Long-Lived Assets
In accordance with ASC 360, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Based on this analysis, the Company believes that no impairment of the carrying value on its long-lived assets existed at December 31, 2009 and 2008.

Customer Deposits
Customer deposits represent advance payments received for products and are recognized as revenue in accordance with the Company’s revenue recognition policy.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
For certain financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. In the case of the Notes Payable, the interest rate on the notes approximates the market rate of interest for similar borrowings. Consequently the carrying value of the Notes Payable also approximates the fair value. It is not practicable to estimate the fair value of the Notes Payable to Related Party due to the relationship of the counterparty.

Operating Segments
The Company operates in one operating segment.

Revenue Recognition
The completion of a solar installation project ranges from one to six months, thus the Company recognizes revenue of a system installation under the completed contract method of accounting. Revenue from installation of a system or sales of solar panels are recognized when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the sales price is fixed or determinable and (4) collection of the related receivable is reasonably assured.

Cost of Sales
Cost of sales is comprised primarily of the cost of purchased product, as well as labor, inbound freight costs and other material costs required to complete products.

Product Warranties
The Company warrants its products for various periods against defects in material or installation workmanship. The manufacturers of the solar panels and the inverters provide a warranty period of generally 25 years and l0 years, respectively. The Company will assist its customers in the event that the manufacturers’ warranty needs to be used to replace a defective solar panel or inverter. The Company provides for a l0-year warranty on the installation of a system and all equipment and incidental supplies other than solar panels and inverters that are recovered under the manufacturers’ warranty. Maintenance services such as cleaning the solar panels and checking the systems are offered to customers twice a year without a separate service charge.

The Company records a provision for the installation warranty within cost of sales, based on management's best estimate of the probable cost to be incurred in honoring its warranty commitment. The Company's warranty provision was $5,339 and $26,294, which was charged to cost of sales for the years ended December 31, 2009 and 2008.

Advertising Expenses
Advertising expenses are expensed as incurred.  Total advertising expenses amounted to $20,478 and $29,985 for the years ended December 31, 2009 and 2008, respectively.

Research and Development
Research and development costs are expensed as incurred and amounted to approximately $35,000 and $-0- for the years ended December 31, 2009 and 2008, respectively. These costs are included in selling, general and administrative expenses in the accompanying statements of operations.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
The Company applies ASC 740, which requires the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

The Company adopted ASC 740, at the beginning of fiscal year 2008. This interpretation requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the Company’s financial statements. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are  reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely  than not  that  some portion or all of the deferred  tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Common Share
Basic net loss per common share is computed by dividing the net loss by the weighted average number of outstanding common shares (restricted and free trading) during the periods presented. Basic loss per share and diluted loss per share are the same amount because the impact of additional common shares that might have been issued under the Company’s outstanding and exercisable warrants would be anti-dilutive. There were no potentially dilutive shares that were excluded from the shares used to calculate diluted loss per share for the years ended December 31, 2009 and 2008.

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605):
Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 3:   INVENTORY

The Company’s inventory consisted of the following at December 31, 2009 and 2008:

	2009	2008
Raw materials	$309,494	$496,542
Work in Progress	13,972	-
Finished goods	3,021,400	-
	$3,344,866	$496,542

NOTE 4:   PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2009 and 2008:

	2009	2008
Computer equipment	$31,253	$28,021
Furniture	16,065	13,114
Software	2,368	-
Vehicles	34,734	34,734
	84,420	75,869
Less: accumulated depreciation	(27,567)	(12,212)
	$56,853	$63,657

Depreciation expense for the years ended December 31, 2009 and 2008 was $15,355 and $11,007, respectively.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 5:    NOTES PAYABLE

Notes payable outstanding as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
SBA loan payable with a bank with a maximum borrowing of $100,000 is collateralized by all business assets. Any principal amounts outstanding accrue interest at the bank's index rate (6.00% as of December 31, 2009) plus 2% per annum.	$100,000	$-

	$100,000	$-

Future maturities of long-term debt are as follows:

2010	$8,178
2011	12,895
2012	13,691
2013	14,535
2104	16,383
Thereafter	34,318

Total	$100,000

NOTE 6:   DEFERRED FINANCING COSTS

Incremental direct costs incurred to issue shares classified as equity are treated as a reduction of the proceeds received from the related stock issuance. Direct costs incurred before shares classified as equity are issued are accounted for as deferred financing costs until the stock is issued. As of December 31, 2009 and 2008, deferred financing costs amounted to $-0- and $26,500, respectively. The deferred costs are expensed if the stock offering is not completed.

NOTE 6:   DEFERRED FINANCING COSTS (CONTINUED)

During 2007, the Company entered into an agreement with a placement agent to assist the Company to raise capital by issuing common stock to accredited investors.  In addition, the placement agent is assisting the Company to become a publicly-held company.  The deferred financing costs incurred for placement agent fees were $0 and $22,500 as of December 31, 2009 and 2008, respectively.

In November 2008, the Company entered into an agreement to provide services primarily (1) to raise up to $4,000,000 in a private placement of the Company’s securities; and (2) to procure a public shell and assist the Company in a reverse merger transaction.  The deferred financing costs incurred for this broker-dealer was $0 and $4,000 as of December 31, 2009 and 2008, respectively.

NOTE 7:   RESTRICTED CASH

In order to comply with the State of California's licensing requirement for contract bonds as of December 31, 2009 and 2008 the Company maintains a certificate of deposit in the amount of $12,500 with a financial institution. The restricted cash amount is included in other assets in the accompanying December 31 , 2009 and 2008 balance sheets.

NOTE 8:   EQUITY TRANSACTIONS

Common Stock Issuances

The Company was incorporated in January 2007 as a Subchapter S corporation.  The Company’s S corporation status was terminated in January 2008 due to the issuance of common stock to nonresident aliens.  Therefore, the Company became a C corporation effective January 2008 and its accumulated deficit of $166,220 for the period from January 30, 2007 (inception) to December 31, 2007 was reclassified to additional paid-in capital.

On June 8, 2008, the Company’s Board of Directors approved the declaration of a 10-for-1 forward stock split of its common stock.  All shares and price per share amounts in the accompanying financial statements give effect to this 10-for-1 forward stock split (“Stock Split”).

In January 2008, the Company issued 3,246,000 shares (after the Stock Split) of common stock in exchange for settlement of an accrued liability of $55,247 arising from consulting services provided to the Company in 2007.

In January 2008, the Company also issued 3,450,000 shares (after the Stock Split) of common stock in exchange for settlement of an accrued liability of $58,719 for private placement agent services provided to the Company in 2007. The fair value of these shares issued in January 2008 was determined to be $0.017 per share by an independent business valuation.

In May 2008, the Company purchased and retired 2,510,000 shares (after the Stock Split) of common stock at a cost of $452,000, or approximately $0.18 per share.

On July 26, 2008, the Company completed a private placement offering to accredited investors in which the Company issued an aggregate of 687.000 shares of common stock at $1.00 per share realizing gross proceeds of $687,000, before deducting any placement agent fees.  The placement agent with respect to this private placement received 3,450,000 shares (after the Stock Split) of common stock with a  fair value of $58,719 which was based on a $0.01702 per share value determined by an independent business valuator and cash of $40,000 for total compensation of $598,719.

On September 16, 2009, per the legal settlement between the Company and an ex-employee, 150,000 common shares were retired.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 9:   INCOME TAXES

The FASB has issued FASB ASC 740-10 which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

	2009	2008
Deferred tax assets:
NOL carryover	$199,872	$-
Valuation allowance	(199,872)	-
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the years ended December 31, 2009 and 2008. The components of income tax expense are as follows:

	2009	2008
Book income (loss)	$(199,872)	$3,775
Valuation allowance	199,872	-
	$-	$3,775

The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.  A provision for income taxes has not been made due to net operating loss carry-forwards of $587,859 and $-0- as of December 31, 2009 and 2008, respectively, which may be offset against future taxable income through 2029. No tax benefit has been reported in the financial statements.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Years Ended
	2009	2008
Federal statutory rate	-25.00%	-25.00%
State taxes - net of federal benefit	-9.00%	-9.00%
Meals and entertainment	0.00%	0.00%
Contributed Services	0.00%	0.00%
Penalties	0.00%	0.00%
Change in valuation allowance	34.00%	34.00%
	0.00%	0.00%

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

 NOTE 9:   INCOME TAXES (CONTINUED)

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes.  As of December 31, 2009 and 2008, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are for the years ended December 31, 2009, 2008, and 2007.

NOTE 10:    COMMITMENTS AND CONTINGENCIES

The Company leases an office under an operating lease that expires on May 31, 2011.  Total rent expense amounted to $37,000 and $31,791 for the fiscal years ended December 31, 2009 and 2008, respectively.

Future minimum base lease payments are as follows:

Year Ending December 31,

2010	$38,000
2011	16,000
Total	$54,000

Legal Proceedings

From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

NOTE 11:   RELATED PARTY TRANSACTIONS

Sales revenues of $-0- and $173,132 representing approximately 0.0% and 6.6% of the Company's total sales derived from solar system installations were made to a stockholder's business property and two stockholders' personal residences for the years ended December 31,2009 and 2008, respectively.

The Company borrowed $285,000 and $1,163,000 of short-term loans with maturity dates ranging from 60 to 90 days bearing an interest rate of 6.5%; per annum from its stockholders in 2009 and 2008, respectively. The interest expense incurred for these short-term loans was $15,542 and $13,126 for the years ended December 31, 2009 and 2008, respectively. $963,000 plus $11,862 of interest was paid during 2008. $310,000 plus $6,400 of interest was repaid during 2009.

NOTE 12:   OTHER RECEIVABLES

The Company participates in the California Solar Initiative ("CSI") Program launched by Southern California Edison( "SCE"). Other receivables include the Expected Performance Based Buy-down ("EPBB") rebates under the CSI program. Once the Company completes the solar systems which are connected to SCE's power grid and the site passes inspection and all of the required information is submitted the Company will receive the EPBB rebates from SCE.

SUNVALLEY SOLAR, INC.
Notes to the Financial Statements
December 31, 2009 and 2008

NOTE 13:   CONCENTRATIONS OF RISK

Supplier Concentrations

The Company purchases solar panels from 1 manufacturer and 2 manufacturers during the years ended December 31, 2009 and 2008, respectively.  For the years ended December 31, 2009 and 2008, these vendors accounted for approximately 97% and 92%, respectively, of total inventory purchases.

Customer Concentrations

For the years ended December 31, 2009 and 2008, two and three customers, respectively, represented more than 10% of the Company’s sales. This translates to approximately 29% and 86%, respectively, of the Company's annual net revenues.

NOTE 14:   SUBSEQUENT EVENTS

In February 14, 2010, February 28, April 3, and April 5, 2010 per the Repurchase Agreement, the Company repurchased 200,000 common stock shares from 8 shareholders at a price $1.00 per share.

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no material subsequent events to report.